PruCrow Industrial Properties, L.P.
                            8 Campus Drive, 4th Floor
                               Arbor Circle South
                          Parsippany, New Jersey  07054



June 8, 1999


Triple S Plastics, Inc.
Tooling & Technology Centre
14300 Portage Road
Vicksburg, Michigan   49097


       Re:	Sublease Agreement ("Sublease") dated as of June 8, 1999,
           between CompUSA Stores, L.P. ("CompUSA") and Triple S Plastics ("Triple S") relating to approximately 66,433 square feet (the "Premises") in the building known as Alliance Tech Center West Building No. 4 located in Denton County, Texas


Ladies and Gentlemen:

    	As you know, PruCrow Industrial Properties, L.P. ("PruCrow") leases certain space to CompUSA in Heritage Business Park, Grapevine, Texas pursuant to that certain Lease Agreement dated September 19, 1997 (the "PruCrow Lease"). After entering into the PruCrow Lease, CompUSA vacated the Premises, but continues to make lease payments to Alliance Commerce Center No. 4, Ltd. ("Alliance")
pursuant to that certain Lease Agreement between Alliance and CompUSA (the
"Alliance Lease").

    	The PruCrow Lease permits CompUSA to offset its base rent obligations to PruCrow by certain amounts payable by CompUSA to Alliance pursuant to the Alliance Lease. The PruCrow lease also authorizes PruCrow to negotiate a sublease of the Premises to reduce the amount of such offset, and PruCrow has therefore negotiated the Sublease with Triple S.

    	Pursuant to that certain First Amendment to Lease between PruCrow and CompUSA of even date herewith (the "Lease Amendment"), CompUSA has agreed to allow PruCrow to enforce the Sublease upon default by Triple S under the Sublease in consideration for PruCrow's agreement to indemnify CompUSA with respect to any claims made by Alliance against CompUSA arising from Triple S's occupancy of the Premises.

    	As an inducement to PruCrow to enter into the Lease Amendment, Triple S hereby acknowledges PruCrow's right to enforce the Sublease against Triple S to the same extent as CompUSA without the necessity of joining CompUSA in any judicial action PruCrow may deem necessary. Triple S further agrees to indemnify, hold harmless and agrees to defend (at Triple S' sole cost and expense) PruCrow, its partners, its partners' officers and directors, and their respective employees, agents, and contractors to the same extent Triple S indemnifies, holds harmless and agrees to defend CompUSA pursuant to Section 7 of the Sublease. Further, Triple S agrees (i) to include PruCrow as an additional insured under the liability policy of insurance that Triple S is required to obtain pursuant to Section 8 of the Sublease and (ii) to deliver to PruCrow certificates of insurance in compliance with the other requirements of Section 8 of the Sublease.

    	Please acknowledge your acceptance of the foregoing agreement by signing a counterpart of this letter as indicated below.

                                      	Sincerely,
                                      	PRUCROW INDUSTRIAL PROPERTIES, L.P.,
                                      	a Delaware limited partnership

                                      	By: PruCrow, L.L.C., its general partner

                                      	By: _/s/_WILLIAM_H._ANDERSON_______
                                         		William H. Anderson
                                         		Representative of the
                                         		Executive Committee


                                      	ACCEPTED AND AGREED:
                                      	TRIPLE S PLASTICS

                                      	By:  Triple S Plastics
                                      	Name: _/S/_MIKE_ZAAGMAN____________
                                      	Title: VP of Operations